UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 2, 2015

(Date of earliest event reported)

Qorvo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421

and

2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124

(Address of principal executive offices)

(Zip Code)

(336) 664-1233 and (503) 615-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, effective January 1, 2015, pursuant to the Agreement and Plan of Merger of Reorganization dated February 22, 2014, as amended on July 15, 2014 (the “Merger Agreement”) by and among RF Micro Devices, Inc. (“RFMD”), TriQuint Semiconductor, Inc. (“TriQuint”), and Qorvo, Inc. (f/k/a Rocky Holding, Inc.) (the “Company”), RFMD and TriQuint completed a strategic combination of their respective businesses through a “merger of equals” business combination transaction (the “Business Combination”). The parties effected the Business Combination by (i) merging a newly-formed direct subsidiary of the Company with and into TriQuint, with TriQuint surviving the merger as a wholly owned direct subsidiary of the Company (the “TriQuint Merger”); and (ii) merging a newly-formed direct subsidiary of the Company with and into RFMD, with RFMD surviving the merger as a wholly owned direct subsidiary of the Company (the “RFMD Merger”, and, together with the TriQuint Merger, the “Mergers”).

Appointments to Committees of Board of Directors

Effective immediately prior to the closing of the Mergers, each of the following individuals was appointed to the Board of Directors of the Company (the “Board”): Daniel A. DiLeo, Jeffery R. Gardner, John R. Harding, Walter H. Wilkinson, Jr., Ralph G. Quinsey, Charles Scott Gibson, David H.Y. Ho, Roderick D. Nelson, and Dr. Walden C. Rhines. Robert A. Bruggeworth was previously designated and appointed to the Board and continued to serve as a director following the closing of the Mergers.

On January 2, 2015: (i) each of the following directors was appointed to the Audit Committee of the Board: Messrs. DiLeo, Gardner (Chairman), Gibson and Nelson; (ii) each of the following directors was appointed to the Compensation Committee of the Board: Mr. Harding, Mr. Ho, Dr. Rhines (Chairman) and Mr. Wilkinson; (iii) each of the following directors was appointed to the Governance and Nominating Committee of the Board: Mr. Gardner, Mr. Gibson, Dr. Rhines and Mr. Wilkinson (Chairman); and (iv) each of the following directors was appointed to the Corporate Development Committee of the Board: Messrs. Quinsey, Bruggeworth, DiLeo (Chairman), Harding, Ho and Nelson.

Appointment of Executive Officers

On January 2, 2015, each of the following individuals was appointed as an officer of the Company: (i) Steven J. Buhaly as Chief Financial Officer (principal financial officer) and Secretary; (ii) Michael J. Laber as Vice President and Corporate Controller (principal accounting officer); (iii) Steven E. Creviston as President of Mobile Products; and (iv) James L. Klein as President of Infrastructure and Defense Products. Mr. Bruggeworth was previously appointed as President and Chief Executive Officer (principal executive officer) of the Company and will continue in such role following the closing of the Mergers.

Mr. Bruggeworth, age 53, serves as the Company’s President and Chief Executive Officer (principal executive officer). Mr. Bruggeworth served as RFMD’s President beginning June 2002 and Chief Executive Officer beginning January 2003. He serves on the Company’s Board of Directors and was previously appointed to the RFMD Board of Directors in January 2003. He served as the RFMD Vice President of Wireless Products from September 1999 to January 2002 and RFMD’s President of Wireless Products from January 2002 to June 2002. Mr. Bruggeworth was previously employed at AMP Inc. (now TE Connectivity LTD), a supplier of electrical and electronic connection devices, from July 1983 to April

1999. He held a number of manufacturing and engineering management positions at AMP Inc., most recently as Divisional Vice President of Global Computer and Consumer Electronics based in Hong Kong, China. Mr. Bruggeworth is a member of the board of directors of Mine Safety Appliances Company, a publicly traded global leader in the development, manufacture and supply of sophisticated safety products that protect people’s health and safety.

Mr. Buhaly, age 58, serves as the Company’s Chief Financial Officer (principal financial officer) and Secretary. Mr. Buhaly joined TriQuint in September 2007 as Chief Financial Officer. Prior to joining TriQuint, Mr. Buhaly was Chief Financial Officer at Longview Fibre Company, a manufacturer of paper container products, from 2006 to 2007. He joined Planar Systems, Inc., a provider of specialty display solutions, in 1999 as Medical Business Vice President. From 2000 to 2006, while also at Planar Systems, he served first as Chief Financial Officer, then Chief Operating Officer. Prior to 1999, he held positions of increasing responsibility in finance and operations at Tektronix, Inc., a supplier of test, measurement, and monitoring products, solutions and services. Mr. Buhaly received B.S. and M.B.A. degrees from the University of Washington.

Mr. Laber, age 46, serves as the Company’s Vice President and Corporate Controller (principal accounting officer). Mr. Laber joined TriQuint in April 2009 as Corporate Controller. Prior to joining TriQuint, Mr. Laber was Senior Vice President of Finance and Administration at Harland Financial Services, a provider of software and services to financial institutions, from 2000 to 2008. From 1991 to 2000, he worked in the Audit and Business Advisory practice for Arthur Andersen LLP. Mr. Laber received his B.S. in Accountancy from the University of Colorado.

Mr. Creviston, age 50, serves as the Company’s President of Mobile Products. Mr. Creviston served as Corporate Vice President and President of Cellular Products Group, or CPG, of RFMD beginning August 2007. From May 2002 to August 2007, he served as a Corporate Vice President of CPG, which was known as Wireless Products until April 2004. He began his employment with RFMD in December 1994 as Strategic Account Manager. From May 1997 to May 1999, Mr. Creviston was Director of Account Management, from June 1999 to April 2001 he was Product Line Director, and from May 2001 to May 2002 he was Divisional Vice President.

Mr. Klein, age 50, serves as the Company’s President of Infrastructure and Defense Products. Mr. Klein served as TriQuint’s Vice President and General Manager of Infrastructure & Defense Products beginning September 2012. From July 2011 to September 2012, he served as TriQuint’s Vice President Defense Products and Foundry Services. Mr. Klein joined TriQuint with more than 20 years of experience in the RF industry. Most recently, Mr. Klein was the General Manager of the Advanced Products Center at Raytheon in the Space and Airborne Systems division responsible for the design and manufacturing of advanced RF and microwave subsystems and components. Prior to Raytheon, Mr. Klein held various executive and managerial positions with Texas Instruments where he focused on MMIC and Transmit / Receive module engineering. Mr. Klein received both Bachelor and Master of Science degrees in Electrical Engineering from Texas A&M University.

Indemnification Agreements

On January 2, 2015, the Board approved the form of indemnification agreement (the “Indemnification Agreement”) to be entered into between the Company and its directors and certain officers. The Indemnification Agreement requires the Company, under the circumstances and to the extent provided for in the agreement, to indemnify those directors and officers to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by them because they were made a party to certain actions, suits, proceedings and other actions by reason of the fact that they are or were a director, officer, employee or agent of the Company or any of its subsidiaries or other affiliated enterprises. The rights of each person who is a party to an Indemnification Agreement are in addition to any other rights the person may have under the Company’s Amended and Restated Certificate of Incorporation, as amended, the Company’s Amended and Restated Bylaws, any other agreement, a vote of the stockholders of the Company, a resolution of directors of the Company or otherwise. The Company entered into an Indemnification Agreement, effective as of January 1, 2015, with each of Robert A. Bruggeworth, Steven J. Buhaly, Steven E. Creviston, Daniel A. DiLeo, Jeffery R. Gardner, Charles Scott Gibson, John R. Harding, David H.Y. Ho, James L. Klein, Michael J. Laber, Roderick D. Nelson, Ralph G. Quinsey, Dr. Walden C. Rhines, Suzanne B. Rudy, and Walter H. Wilkinson, Jr. The foregoing is only a brief description of the Indemnification Agreement, does not purport to be a complete description of the rights and obligations of the parties and is qualified in its entirety by reference to the form of Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Establishment of Fourth Quarter FY 2015 Cash Bonus Award Targets and Performance Criteria

On January 4, 2015, the Compensation Committee (the “Committee”) of the Board, in accordance with the terms and conditions of the Company’s Cash Bonus Plan, established the cash bonus award targets and performance criteria applicable to various employees for the fourth quarter of fiscal 2015 (the “FY15 Bonus Awards”). The metrics used to measure performance will be sales and non-GAAP operating income during the fourth quarter of fiscal 2015 and each metric has an established minimum, target and maximum level. During this performance period, each metric will constitute 50% of the total bonus opportunity.

With respect to the FY15 Bonus Awards, each of the principal executive officer and principal financial officer (together, the “Principal Officers”) identified below has the opportunity to earn a cash bonus in an amount of up to 200% of his fiscal 2015 annual target bonus percentage (the “Target”), depending on the Company’s level of sales and non-GAAP operating income during the fourth quarter of fiscal 2015. The Target has been established by the Committee as a percentage of each Principal Officer’s fourth quarter fiscal 2015 annual base salary. The bonus earned for each metric will be pro-rated for performance between minimum and maximum levels for such metric. No Principal Officer will receive FY15 Bonus Awards that, in the aggregate, exceed 200% of his Target as established by the Committee.

The Target for each of the Principal Officers is set forth below:

Name:	Target

Robert A. Bruggeworth	150%
President and Chief Executive Officer (principal executive officer)

Steven J. Buhaly	80%
Chief Financial Officer and Secretary (principal financial officer)

Salary Adjustment

On January 4, 2015, the Committee, in connection with the prior appointment of Robert A. Bruggeworth as the Company’s President and Chief Executive Officer (principal executive officer) and to keep his base salary competitive with that of his peers, increased Mr. Bruggeworth’s base annual salary to $735,000.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 2, 2015, the Board adopted the Company’s Code of Ethics, a copy of which is available on the Investors page of the Company’s website at www.qorvo.com. Information on such website does not constitute part of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Qorvo, Inc. Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Robert A. Bruggeworth
Robert A. Bruggeworth
President and Chief Executive Officer

Date: January 5, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Qorvo, Inc. Form of Indemnification Agreement